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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sirius Satellite Radio Inc., f/k/a CD Radio Inc., of our report dated February 5, 1999 (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) relating to the consolidated financial statements and our report dated February 5, 1999, relating to the financial statement schedule, appearing in CD Radio Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PRICEWATERHOUSECOOPERS LLP

New York, New York
February 7, 2000